UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2008 (June 10, 2008)

WEIKANG BIO-TECHNOLOGY GROUP COMPANY, INC.

(Exact name of registrant as specified in Charter)

Nevada	000-1365354	26-2816569
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Economic & Technology Development Zone
Chengxu Village
Shuangcheng Town, Shuangcheng City
Heilongjiang Province, PRC

(Address of Principal Executive Offices)

(86) 0451-88355530

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01 Other Events.

On June 10, 2008, the Company filed Articles of Merger with the Secretary of State of Nevada after stockholder approval by written consent in order to effectuate a merger whereby the Company (as Expedition Leasing Inc.) would merge with and into its wholly-owned subsidiary, Weikang Bio-Technology Group Company, Inc., a Nevada corporation (“Weikang”), as a parent/subsidiary merger with Weikang as the surviving corporation. The Articles of Merger was filed with the Secretary of State of Nevada pursuant to Section 92A.200 of the Nevada Revised Statutes. On June 12, 2008, the Company also filed Articles of Merger with the Secretary of State of Florida in accordance with Section 607.1105 of the Florida Statutes. Upon completion of this merger, the Company’s name has been changed to “Weikang Bio-Technology Group Company, Inc.”

To effect the name change on the Over-the-Counter Bulletin Board (“OTCBB”), the Company’s common stock was assigned a new trading symbol. Effective at the opening of business on June 18, 2008, the Company’s new trading symbol on the OTCBB is “WKBT.OB”.

A copy of the Articles of Merger filed with the Secretary of State of Nevada is attached as Exhibit 3.1 to this report. A copy of the Articles of Merger filed with the Secretary of State of Florida is attached as Exhibit 3.2 to this report.

Item 9.01   Financial Statement and Exhibits

(c) Exhibits

Exhibit Number	Description
3.1	Articles of Merger filed with the Secretary of State of Nevada on June 10, 2008
3.2	Articles of Merger filed with the Secretary of State of Florida on June 12, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2008	Weikang Bio-Technology Group Company Inc.
(Registrant)

By:	/s/ Yin Wang
Yin Wang
Chief Executive Officer